UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 25, 2022

Ontrak, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31932	88-0464853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Paseo Verde Parkway, Suite 280, Henderson, NV 89052
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code   (310) 444-4300

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	OTRK	The NASDAQ Global Market
9.50% Series A Cumulative Perpetual Preferred Stock, $0.0001 par value	OTRKP	The NASDAQ Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 25, 2022, Mr. Robert Rebak tendered his resignation from the board of directors (the “Board”) of Ontrak, Inc. (the “Company”) and from each committee of the Board on which he served, effective immediately. Mr. Rebak served on the Nominations and Governance Committee and the Compensation Committee of the Board. Mr. Rebak’s decision to resign was for personal reasons and not due to any disagreement on any matter relating to the Company’s operations, policies or practices.

On August 26, 2022, upon the recommendation of its Nominations and Governance Committee, the Board (i) reduced the authorized number of directors to three effective as of immediately before the Company’s annual meeting of stockholders scheduled to be held at noon Pacific time on August 29, 2022 (the “Annual Meeting”), (ii) increased the authorized number of directors to four effective as of immediately after the Annual Meeting, and (iii) appointed James Messina to serve on the Board and on its Audit Committee, Nominations and Governance Committee, and Compensation Committee, in each case, effective as of immediately after the Annual Meeting. The Board determined that Mr. Messina is an independent director under applicable SEC and Nasdaq rules and satisfied the Nasdaq rules applicable to service on the Audit Committee and Compensation Committee.

Mr. Messina is a Co-Founder and General Partner of Seattle Hill Ventures and x4 Capital Partners, which invest in, and support, startup ventures by providing business development, marketing, operating and technology support. Previously, Mr. Messina was the Executive Vice President and Chief Operating Officer for Premera Blue Cross ("Premera"). He was responsible for effectively servicing the needs of Premera’s customers with oversight of all operational functions, from customer service to claims processing. Mr. Messina also led Sales and Marketing, responsible for growth and earnings across all markets and business lines throughout the Premera family of companies. Prior to joining Premera, Mr. Messina served as President and Chief Executive Officer of CareSite Pharmacies. He previously served as Chief Executive Officer and President of HealthMarket, a consumer-driven insurance company. Mr. Messina also served in senior level roles at CIGNA and UnitedHealth Group.

Mr. Messina has no family relationship with any of the executive officers or directors of the Company. There have been no transactions in which Mr. Messina had, or will have, a direct or indirect material interest requiring disclosure under Item 404(a) of Regulation S-K. There was no arrangement or understanding between Mr. Messina and any other person pursuant to which Mr. Messina was appointed to the Board.

Item 8.01    Other Events.

As a result of Mr. Rebak’s resignation, there will be three nominees for director to be voted on at the Annual Meeting, and proxies and voting instructions for Mr. Rebak’s election to the Board will be disregarded.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ontrak, Inc.

Date: August 26, 2022	By:	/s/ James J. Park
James J. Park
Chief Financial Officer

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